STOCK APPRECIATION RIGHT AGREEMENT

     STOCK APPRECIATION RIGHT AGREEMENT (this "Agreement") is granted effective as of July 23, 2007, by AMR Corporation, a Delaware corporation (the "Corporation"), to [FIRST NAME LAST NAME], employee number [EMPLOYEE NUMBER], an employee of the Corporation or one of its Subsidiaries or Affiliates (the "Grantee").

                    W I T N E S S E T H:

     WHEREAS, the stockholders of the Corporation approved the AMR Corporation 1998 Long Term Incentive Plan at the
Corporation's annual meeting held on May 20, 1998 (such plan, as may be amended from time to time, to be referenced the "1998 Plan");

     WHEREAS, the 1998 Plan provides for the grant of stock appreciation rights in respect of shares of the Corporation's Common Stock (as later defined) to those individuals selected by the Compensation Committee of the Board (as later defined) or, in lieu thereof, the Board of Directors of the Corporation (the "Board"); and

     WHEREAS, the Board has determined that it is to the advantage and interest of the Corporation to grant the stock appreciation right provided for herein to the Grantee as an incentive for Grantee to remain in the employ of the Corporation or one of its Subsidiaries or Affiliates, and to provide Grantee an incentive to increase the value of the Corporation's Common Stock, $1 par value (the "Common Stock").

     NOW, THEREFORE:

     1. Stock Appreciation Right Grant. The Corporation hereby grants to the Grantee effective the date of this Agreement
(the "Grant Date") a stock appreciation right, subject to the terms and conditions hereinafter set forth, in respect of an aggregate of [NUMBER] shares of Common Stock. The base price ("Base Price") of each such stock appreciation right is $28.59 per share (which is the Fair Market
Value of the Common Stock on the date hereof). The stock appreciation right granted hereby is exercisable in approximately equal installments on and after the following dates and with respect to the following number of shares of Common Stock:

  Exercisable On and After        Aggregate Number of Shares
 First Anniversary of Grant Date        20% of total award
 Second Anniversary of Grant Date       40% of total award
 Third Anniversary of Grant Date        60% of total award
 Fourth Anniversary of Grant Date       80% of total award
 Fifth Anniversary of Grant Date       100% of total award

provided, that in no event shall this stock appreciation right be exercisable in whole or in part ten years from the Grant Date. The right to exercise this stock appreciation right and to purchase the number of shares comprising each such installment shall be cumulative, and once such right has become exercisable it may be exercised in whole at any time and in part from time to time until the date of termination of the Grantee's rights hereunder.

     2. Restriction on Exercise. Notwithstanding any other provision hereof, this stock appreciation right shall not be exercised if at such time such exercise or the delivery of certificates representing shares of Common Stock purchased pursuant hereto shall constitute a violation of any rule of the Corporation, any provision of any applicable federal or state statute, rule or regulation, or any rule or regulation of any securities exchange on which the Common Stock may be listed.

     3. Exercise. This stock appreciation right may be exercised with respect to all or any part of the shares of Common Stock then subject to such exercise in accordance with Section 1 pursuant to whatever procedures may be
adopted from time to time by the Corporation.   Upon the
exercise of this stock appreciation right, in whole or in part, the Grantee shall be entitled to receive from the Corporation a number of shares of Common Stock equal in value to the excess of the Fair Market Value (on the date of exercise) of one share of Common Stock over the Base Price, multiplied by the number of shares in respect of which the stock appreciation right is being exercised. The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise, with any fractional share being payable in cash based on the Fair Market Value on the date of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Common Stock otherwise issuable upon any exercise of any portion of this stock appreciation right, to pay the Grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value on the date of exercise of the number of shares of Common Stock that the Committee is electing to settle in cash or other marketable property. Additionally, notwithstanding anything to the contrary contained in this Agreement, (i) any obligation of the Corporation to pay or distribute any shares under this Agreement is subject to and conditioned upon the Corporation having sufficient stock in the 1998 Plan or another shareholder-approved equity compensation plan to satisfy all payments or distributions under this Agreement and the 1998 Plan, and (ii) any obligation of the Corporation to pay or distribute cash or any other property under this Agreement is subject to and conditioned upon the Corporation having the right to do so without violating the terms of any covenant or agreement of the Corporation or any of its Subsidiaries. The amount of such cash, property, and/or shares of Common Stock shall be reduced by the aggregate amount of federal, state and local income taxes and payroll taxes that are required to be withheld in connection with the payment of such cash, property, and/or shares of Common Stock.

     4. Termination of Stock Appreciation Right. This stock appreciation right shall terminate and may no longer be exercised if (i) the Grantee ceases to be an employee of the Corporation or one of its Subsidiaries or Affiliates; (ii) the Grantee becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation; or
(iii) the Grantee takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Corporation (or one of its Subsidiaries or Affiliates) and the Grantee; except that

     (a) If the Grantee's employment by the Corporation (or any Subsidiary or Affiliate) terminates by reason of death, the vesting of the stock appreciation right will be accelerated and the stock appreciation right will remain exercisable until its expiration;

     (b) If the Grantee's employment by the Corporation (or any Subsidiary or Affiliate) terminates by reason of Disability, the stock appreciation right will continue to vest in accordance with its terms and may be exercised until its expiration; provided, however, that if the Grantee dies after such Disability the vesting of the stock appreciation right will be accelerated and the stock appreciation right will remain exercisable until its expiration;

     (c) Subject to Section 7(c), if the Grantee's employment by the Corporation (or any Subsidiary or Affiliate) terminates by reason of Normal or Early Retirement, the stock appreciation right will continue to vest in accordance with its terms and may be exercised until its expiration; provided, however, that if the Grantee dies after Retirement the vesting of the stock appreciation right will be accelerated and the stock appreciation right will remain exercisable until its expiration;

     (d) If the Grantee's employment by the Corporation (or any Subsidiary or Affiliate) is involuntarily terminated by the Corporation or a Subsidiary or Affiliate (as the case may be) without Cause, the stock appreciation right may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or until the stated term of such stock appreciation right, whichever period is shorter; and

     (e)  In the event of a Change in Control or a Potential
     Change in Control of the Corporation, this stock appreciation right shall become exercisable in accordance with the 1998 Plan, or its successor.

     5. Adjustments in Common Stock. In the event of a stock dividend, stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments shall be made by the Board in the number of shares, class or classes of securities and the base price per share applicable in respect to the stock appreciation rights subject to this Agreement.

     6. Non-Transferability of Stock Appreciation Right. Unless the Board shall permit (on such terms and conditions as it shall establish), a stock appreciation right may not be transferred except by will or the laws of descent and distribution to the extent provided herein. During the lifetime of the Grantee this stock appreciation right may be exercised only by him or her (unless otherwise determined by the Board).

     7.   Miscellaneous.

     (a) This stock appreciation right (i) shall be binding upon and inure to the benefit of any successor of the Corporation, (ii) shall be governed by the laws of the State of Texas, and any applicable laws of the United States, and
     (iii) may not be amended without the written consent of both the Corporation and the Grantee. Notwithstanding the foregoing, this Agreement may be amended from time to time without the written consent of the Grantee pursuant to
     Section 10 below and as permitted by the 1998 Plan (or its successor). No contract or right of employment shall be implied by this stock appreciation right.

     (b) If this stock appreciation right is assumed or a new stock appreciation right is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in
     Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code")), employment by such assuming or substituting corporation or by a parent corporation or a subsidiary thereof shall be considered for all purposes of this stock appreciation right to be employment by the Corporation.

     (c) In the event the Grantee's employment is terminated by reason of Early or Normal Retirement and the Grantee subsequently is employed by a competitor of the Corporation, the Corporation reserves the right, upon notice to the Grantee, to declare the stock appreciation right forfeited and of no further validity.

     (d) In consideration of the Grantee's privilege to participate in the 1998 Plan and to receive this stock appreciation right award, the Grantee agrees: (i) not to disclose any trade secrets of, or other confidential or restricted information of the Corporation or any of its Subsidiaries to any unauthorized party; (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during or after his or her employment with any Subsidiary of the Corporation; and (iii) not to solicit any then current employees of any Subsidiary of the Corporation to join the employee at his or her new place of employment after such employment has terminated. The failure by the employee to abide by the foregoing obligations shall result in his or her award being forfeited in its entirety.

     (e) To the extent the stock appreciation right award is forfeited, any and all rights of the Grantee under this Agreement shall cease and terminate with respect to such forfeited award, or portion thereof, without any further obligation on the part of the Corporation.


     8. Securities Law Requirements. Notwithstanding any provision in the Agreement to the contrary, the Corporation shall not be required to issue shares upon the exercise of this stock appreciation right during such period that the Corporation reasonably anticipates that issuing the shares will violate federal securities laws or other applicable law. The Corporation may require the Grantee to furnish to the Corporation, prior to the issuance of any shares in connection with the exercise of this stock appreciation right, an agreement, in such form as the Corporation may from time to time deem appropriate, in which the Grantee represents that the shares acquired by him or her upon such exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     9. Stock Appreciation Right Subject to 1998 Plan. This stock appreciation right shall be subject to all the terms and provisions of the 1998 Plan (or its successor) and the Grantee shall abide by and be bound by all rules, regulations and determinations of the Board now or hereafter made in connection with the administration of the 1998 Plan (or its successor). Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the 1998 Plan (or its successor, as applicable).

     10. Section 409A Compliance. This Agreement is intended to avoid, and not otherwise be subject to, the income inclusion requirements, interest and penalty taxes of
Section 409A of the Code and the regulations and other guidance issued thereunder, and this stock appreciation right award is not intended to constitute a deferral of compensation within the meaning of Treasury Regulation 1.409A-1(b) or successor guidance thereto. This Agreement shall be interpreted in a manner consistent with that intent described above. In addition to amendments permitted by
Section 7(a) above, amendments to this Agreement and/or the 1998 Plan (or its successor) may be made by the Corporation, without the Grantee's consent, in order to ensure compliance with Section 409A of the Code and the regulations and other guidance issued thereunder.



     IN WITNESS WHEREOF, this stock appreciation right agreement is entered into as of the date first above written.



Grantee                            AMR Corporation



---------------------------        ----------------------------
                                   Kenneth W. Wimberly
                                   Corporate Secretary


                      Grant of SSARS
                      July 23, 2007



                                    # of
                                    SSARs
               Officer Name        Granted
               G. J. Arpey         75,000

               T. W. Horton        34,800

               D. P. Garton        34,800

               G. F. Kennedy       19,800

               W. R. Reding        19,800